Exhibit 4.4 DESCRIPTION OF THE COMPANY’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED As of December 31, 2019, Nektar Therapeutics (“Nektar,” the “Company,” “we,” “us,” and “our”) had one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended: our common stock. DESCRIPTION OF CAPITAL STOCK The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation, as amended and currently in effect (our “Certificate of Incorporation”) and our amended and restated bylaws (our “Bylaws”), each of which is incorporated by reference as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2019. Authorized Capital Stock Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share Common Stock The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Directors are elected by a plurality vote and the holders of common stock are not entitled to cumulative voting rights with respect to the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. Subject to preferences that may be applicable to any shares of preferred stock currently outstanding or issued in the future, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non- assessable. Listing Our common stock is listed on The Nasdaq Global Select Market under the symbol “NKTR.” Transfer Agent and Registrar Computershare Investor Services, LLC is the transfer agent and registrar for our common stock. Preferred Stock Our board of directors has the authority, without further vote or action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix, by filing a certificate of designation pursuant to the Delaware General Corporation Law, the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series. The issuance of preferred stock could adversely affect the voting power or other rights of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control. The Delaware General Corporation Law (“DGCL”) provides that the holders of preferred stock will have the right to vote separately as a class on a proposed amendment to our certificate of incorporation involving certain fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided in the applicable certificate of designation. The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock and reduce the likelihood that holders of common stock will receive dividend payments and payments upon liquidation. Preferred stock could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock. Provisions of our Certificate of Incorporation and Bylaws and Delaware Anti-Takeover Law Charter Documents Our certificate of incorporation provides for our board of directors to be divided into three classes, with staggered three-year terms. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Stockholders have no cumulative voting rights. Subject to the rights of the holders of any outstanding series of preferred stock, directors may not be removed without cause. Any vacancies on the board of directors shall be filled by the affirmative vote of a majority of the directors then in office, unless the board of directors otherwise determines that the vacancy shall be filled by stockholders entitled to vote for directors. Our certificate of incorporation also requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. The stockholders may amend, or adopt new, bylaws and amend certain provisions of our certificate of incorporation, including the provisions related to stockholder actions and the calling of special meetings of stockholders, only by the affirmative vote of the holders of 66 2/3 percent of the voting power of all of the outstanding shares of the voting stock of the Company entitled to vote at an election of directors. These provisions may have the effect of delaying, deferring or preventing a change in control. The classification of our board of directors and lack of cumulative voting will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies of our board of directors and to discourage certain types of transactions that may involve an actual or threatened change in control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, such provisions also may inhibit increases in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management. Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the annual meeting for the preceding year. The notice must contain certain information specified in the bylaws. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. Delaware Anti-Takeover Law We are subject to the provisions of Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with such person’s affiliates and associates, owns, or did own within three years prior to such determination, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:  before the stockholder became interested, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or  at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.